UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2012

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Chief Financial Officer

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2012, Kevin S. Bauer’s position as Senior Vice President and Chief Financial Officer of Exar Corporation (the “Company”) terminated effective December 11, 2012. Mr. Bauer’s is expected to provide continuing service to the Company as a consultant beginning on January 11, 2013.

In connection with the foregoing, the Company entered into a termination and release agreement with Mr. Bauer (the “Separation Agreement”) dated December 14, 2012 (the “Termination Date”), which will be effective as of December 22, 2012 (the “Effective Date”) provided Mr. Bauer does not revoke the Separation Agreement before the Effective Date. The Separation Agreement provides, among other things, that, subject to the terms and conditions of the Separation Agreement and Mr. Bauer’s compliance therewith, Mr. Bauer will receive $125,000 as a severance payment, paid in installments over the six-month period following January 11, 2013, and payment by the Company of six months of COBRA premiums. Mr. Bauer shall also be entitled to receive a payment equivalent to what he would have received pursuant to the Company’s Fiscal Year 2013 Management Incentive Plan (the “Plan”), on a prorated basis, if and when any payments are made under the Plan. The Separation Agreement also provides that Mr. Bauer’s Indemnity Agreement will continue in full force and effect through the termination of the Services Agreement. The Separation Agreement also discusses the consideration payable for the consulting services set forth in the Services Agreement (defined below). Finally, the Separation Agreement provides for a full and general release by Mr. Bauer in favor of the Company and Mr. Bauer’s agreement to certain confidentiality, non-solicitation and non-disparagement obligations.

The Company also entered into a Services Agreement with Mr. Bauer, which will be effective January 12, 2013 (the “Services Agreement”). The Services Agreement provides that Mr. Bauer’s equity awards granted by the Company that are outstanding when his employment terminates on January 11, 2013 will continue to vest so long as Mr. Bauer continues to provide services to the Company on a consulting basis through July 11, 2013. Further, Mr. Bauer will be eligible to receive a project bonus of $25,000 upon completion of certain deliverables outlined in the Services Agreement.

The foregoing summaries of the Separation Agreement and Services Agreement are qualified in their entirety by the provisions of the Separation Agreement and Services Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the fiscal quarter ending December 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	EXAR CORPORATION

	By:	/s/ Thomas R. Melendrez
Thomas R. Melendrez
General Counsel, Secretary and Executive Vice President, Business Development